Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:  July 24, 2024

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and Chief Executive Officer	Treasurer and Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (NASDAQ: FDBC) and its banking subsidiary, The Fidelity Deposit and Discount Bank, announced its unaudited, consolidated financial results for the three and six-month periods ended June 30, 2024.

Unaudited Financial Information

Net income for the quarter ended June 30, 2024 was $4.9 million, or $0.86 diluted earnings per share, compared to $5.4 million, or $0.94 diluted earnings per share, for the quarter ended June 30, 2023.  The $0.5 million decline in net income resulted primarily from the $0.4 million decrease in net interest income led by higher interest expense. The increase of $0.2 million in non-interest expenses and $0.2 million higher provision for credit losses on unfunded loan commitments was offset by the $0.4 million reduction in the provision for credit losses on loans.

For the six months ended June 30, 2024, net income was $10.0 million, or $1.73 diluted earnings per share, compared to $12.4 million, or $2.18 diluted earnings per share, for the six months ended June 30, 2023.  The $2.4 million, or 19%, decline in net income stemmed from the $2.4 million reduction in net interest income and $1.0 million higher non-interest expenses partially offset by the decreases of $0.5 million in provision for credit losses on loans and $0.4 million provision for income taxes.

"Second quarter results reflect our prudent balance sheet management and expense discipline," stated Daniel J. Santaniello, President and Chief Executive Officer. "The elevated rates and ongoing inverted yield curve continue to compress the net interest margin, with early signs of margin stabilization. Our credit quality continues to remain strong, and we are well positioned to bolster shareholder value through growth in the second half of the year.”

Consolidated Second Quarter Operating Results Overview

Net interest income was $15.1 million for the second quarter of 2024, a 2% decrease over the $15.5 million earned for the second quarter of 2023.  The $0.4 million decline in net interest income resulted primarily from the increase of $3.4 million in interest expense primarily due to an 82 basis point increase in the rates paid on interest-bearing deposits coupled with a $108.8 million quarter-over-quarter increase in average interest-bearing deposits, which resulted in $3.9 million in additional interest expense. The Company utilized $36.1 million less average short-term borrowings during the second quarter of 2024 which decreased interest expense by $0.4 million compared to the second quarter of 2023. Partially offsetting the higher interest expense, interest income grew $3.1 million primarily due to a $44.2 million increase in the average balance of interest-earning assets and a 46 basis point increase in fully-taxable equivalent ("FTE") yield. The loan portfolio had the biggest impact, producing a $2.9 million increase in FTE interest income from $82.1 million in higher average balances and an increase of 46 basis points in FTE loan yield.

The overall cost of interest-bearing liabilities was 2.58% for the second quarter of 2024, an increase of 74 basis points from the 1.84% for the second quarter of 2023.  The cost of funds increased 59 basis points to 1.96% for the second quarter of 2024 from 1.37% for the second quarter of 2023. The FTE yield on interest-earning assets was 4.58% for the second quarter of 2024, an increase of 46 basis points from the 4.12% for the second quarter of 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.00% for the second quarter of 2024, a decrease of 28 basis points from the 2.28% recorded for the second quarter of 2023.  FTE net interest margin decreased by 11 basis points to 2.71% for the three months ended June 30, 2024 from 2.82% for the same 2023 period due to the increase in rates paid on interest-bearing liabilities accelerating at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.3 million coupled with a provision for credit losses on unfunded loan commitments of $0.1 million for the second quarter of 2024. For the three months ended June 30, 2024, the provision for credit losses on loans decreased $0.4 million compared to the three months ended June 30, 2023. The decrease in the provision for credit losses on loans was due to lower growth in the loan portfolio and a reduction in net charge-offs. For the three months ended June 30, 2024, the provision for credit losses on unfunded loan commitments increased $0.2 million compared to the three months ended June 30, 2023. The increase in the provision for credit losses on unfunded commitments was due to a higher growth in unfunded loan commitments, specifically commercial construction commitments.

Total non-interest income increased $0.1 million, or 2%, to $4.6 million for the second quarter of 2024 compared to $4.5 million for the second quarter of 2023. The increase in non-interest income was primarily attributable to $0.2 million higher fees from trust fiduciary activities and a $0.2 million loss on the write-down of premises and equipment that reduced non-interest income during the second quarter of 2023. Partially offsetting these increases, fees from commercial loans with interest rate hedges declined $0.3 million.

Non-interest expenses increased $0.2 million, or 1%, for the second quarter of 2024 to $13.6 million from $13.4 million for the same quarter of 2023. The increase in non-interest expenses was primarily due to $0.5 million higher salaries and benefits expense from higher salaries related to new hires and banker incentives. There were also increases in professional services of $0.1 million and PA shares tax of $0.1 million. Partially offsetting these increases, net fraud losses decreased by $0.3 million and FDIC assessment expense decreased by $0.1 million in the second quarter of 2024 compared to the same quarter in 2023.

The provision for income taxes increased $0.2 million during the second quarter of 2024 primarily due to less tax credits compared to the second quarter of 2023.

Consolidated Year-To-Date Operating Results Overview

Net interest income was $30.1 million for the six months ended June 30, 2024 compared to $32.5 million for the six months ended June 30, 2023.  The $2.4 million, or 8%, reduction was the result of interest expense growing faster than interest income.  On the asset side, the loan portfolio caused interest income growth by producing $5.9 million more in interest income from an increase of 47 basis points in FTE loan yields on $84.5 million in higher average balances.  On the funding side, total interest expense increased by $8.8 million primarily due to an increase in interest expense paid on deposits of $9.2 million from a 102 basis point higher rate paid on a $98.6 million larger average balance of interest-bearing deposits, partially offset by a decrease in interest expense on borrowings of $0.4 million for the six months ended June 30, 2024 compared to the same period in 2023.

The overall cost of interest-bearing liabilities was 2.54% for the six months ended June 30, 2024 compared to 1.59% for the six months ended June 30, 2023.  The cost of funds increased 78 basis points to 1.95% for the six months ended June 30, 2024 from 1.17% from the same period of 2023. The FTE yield on earning assets was 4.55% for the six months ended June 30, 2024, an increase of 46 basis points from the 4.09% from year-to-date June 30, 2023.  The Company’s FTE (non-GAAP measurement) net interest spread was 2.01% for the six months ended June 30, 2024, a decrease of 49 basis points from the 2.50% recorded for the same period of 2023.  FTE net interest margin decreased by 27 basis points to 2.70% for the six months ended June 30, 2024 from 2.97% for the same 2023 period due to the increase in rates paid on interest-bearing liabilities growing at a faster pace than the yields on interest-earning assets.

The provision for credit losses on loans was $0.4 million and the provision for credit losses on unfunded loan commitments was $90 thousand for the six months ended June 30, 2024. For the six months ended June 30, 2024, the provision for credit losses on loans decreased $0.5 million compared to the six months ended June 30, 2023. The decrease in the provision for credit losses on loans was due to lower growth in the loan portfolio and a reduction in net charge-offs.

Total non-interest income for the six months ended June 30, 2024 was $9.2 million, an increase of $0.2 million, or 2%, from $9.0 million for the six months ended June 30, 2023.  The increase was primarily due to $0.3 million in additional trust fiduciary fees and $0.1 million higher fees from financial services. The Company also had $0.2 million more non-interest income resulting from a write-down of premises and equipment during the second half of 2023. Partially offsetting these increases were decreases as follows: $0.3 million in recoveries from acquired charged-off loans and $0.3 million in fees from commercial loans with interest rate hedges compared to the first half of 2023.

Non-interest expenses increased to $27.3 million for the six months ended June 30, 2024, an increase of $1.0 million, or 4%, from $26.3 million for the six months ended June 30, 2023.  The increase in non-interest expenses was primarily due to the $1.1 million increase in salaries and benefits expense coupled with an increase in professional fees of $0.3 million. The increases were partially offset by $0.4 million less in fraud losses and $0.2 million less advertising and marketing expenses.

The provision for income taxes decreased $0.4 million during the six months ended June 30, 2024 compared to the same period in 2023 primarily due to lower income before taxes.

Consolidated Balance Sheet & Asset Quality Overview

The Company’s total assets totaled to $2.5 billion as of June 30, 2024, a decrease of $2.5 million from December 31, 2023. Cash and cash equivalents declined $33.9 million and the investment portfolio was reduced by $15.8 million. The decline in the investment portfolio was primarily due to $11 million in paydowns and a $2 million decrease in market value of available-for-sale securities. During the first six months of 2024, the market value of held-to-maturity securities also decreased by $4 million, with $31 million in unrealized losses at June 30, 2024. These decreases were partially offset by $42 million in growth in the loans and leases portfolio during the first half of 2024. During the same time period, total liabilities decreased $8.7 million, or less than 1%.  Reductions of $18.9 million in short-term borrowings were partially offset by deposit growth of $10.7 million with the remainder paid from cash balances. Transactional deposit balances are down primarily from reductions in customers' average account balances, stemming from investing part of their funds in higher yields and increased spending. This reduction was mitigated through promotional CD offerings throughout 2024. As of June 30, 2024, the ratio of insured and collateralized deposits to total deposits was approximately 76%.

Shareholders’ equity increased $6.2 million, or 3%, to $195.7 million at June 30, 2024 from $189.5 million at December 31, 2023. The increase was caused by retained earnings improvement from net income of $10.0 million, partially offset by $4.4 million in cash dividends paid to shareholders. At June 30, 2024, there were no credit losses on available-for-sale and held-to-maturity debt securities.  Accumulated other comprehensive income (loss) is excluded from regulatory capital ratios. The Fidelity Deposit and Discount Bank remains above well capitalized limits with Tier 1 capital at 9.30% of total average assets as of June 30, 2024.  Total risk-based capital was 14.69% of risk-weighted assets and Tier 1 risk-based capital was 13.52% of risk-weighted assets as of June 30, 2024.  Tangible book value per share was $30.52 at June 30, 2024 compared to $29.57 at December 31, 2023.  Tangible common equity was 7.06% of total assets at June 30, 2024 compared to 6.79% at December 31, 2023.

Asset Quality

Total non-performing assets were $6.9 million, or 0.28% of total assets, at June 30, 2024, compared to $3.3 million, or 0.13% of total assets, at December 31, 2023. Past due and non-accrual loans to total loans were 0.53% at June 30, 2024 compared to 0.46% at December 31, 2023. Net charge-offs to average total loans were 0.03% at June 30, 2024 compared to 0.04% at December 31, 2023.

About Fidelity D & D Bancorp, Inc. and The Fidelity Deposit and Discount Bank

Fidelity D & D Bancorp, Inc. has built a strong history as trusted financial advisor to the clients served by The Fidelity Deposit and Discount Bank (“Fidelity Bank”).  Fidelity Bank continues its mission of exceeding client expectations through a unique banking experience. It operates 21 full-service offices throughout Lackawanna, Luzerne, Lehigh and Northampton Counties and a Fidelity Bank Wealth Management Office in Schuylkill County. Fidelity Bank provides a digital banking experience online at www.bankatfidelity.com, through the Fidelity Mobile Banking app, and in the Client Care Center at 1-800-388-4380. Additionally, the Bank offers full-service Wealth Management & Brokerage Services, a Mortgage Center, and a full suite of personal and commercial banking products and services. Part of the Company’s vision is to serve as the best bank for the community, which was accomplished by having provided over 5,980 hours of volunteer time and over $1.4 million in donations to non-profit organizations directly within the markets served throughout 2023. Fidelity Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to provide information useful to the reader in understanding its operating performance and trends, and to facilitate comparisons with the performance of other financial institutions. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities.  The Company’s non-GAAP financial measures and key performance indicators may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends. Non-GAAP financial measures should be supplemental to GAAP used to prepare the Company’s operating results and should not be read in isolation or relied upon as a substitute for GAAP measures.  Reconciliations of non-GAAP financial measures to GAAP are presented in the tables below.

Interest income was adjusted to recognize the income from tax exempt interest-earning assets as if the interest was taxable, fully-taxable equivalent (FTE), in order to calculate certain ratios within this document.  This treatment allows a uniform comparison among yields on interest-earning assets.  Interest income was FTE adjusted, using the corporate federal tax rate of 21% for 2024 and 2023.

Forward-looking statements

Certain of the matters discussed in this press release constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

■	local, regional and national economic conditions and changes thereto;
■	the short-term and long-term effects of inflation, and rising costs to the Company, its customers and on the economy;
■	the risks of changes and volatility of interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
■	securities markets and monetary fluctuations and volatility;
■	disruption of credit and equity markets;
■	impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements, regulations and rules;
■	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
■	effects of short- and long-term federal budget and tax negotiations and their effect on economic and business conditions;
■	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
■	the impact of new or changes in existing laws and regulations, including laws and regulations concerning taxes, banking, securities and insurance and their application with which the Company and its subsidiaries must comply;
■	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
■	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

■	the effects of economic conditions of any other pandemic, epidemic or other health-related crisis such as COVID-19 and responses thereto on current customers and the operations of the Company, specifically the effect of the economy on loan customers’ ability to repay loans;
■	the effects of bank failures, banking system instability, deposit fluctuations, loan and securities value changes;
■	technological changes;
■	the interruption or breach in security of our information systems, continually evolving cybersecurity and other technological risks and attacks resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit updates and potential impacts resulting therefrom including additional costs, reputational damage, regulatory penalties, and financial losses;
■	acquisitions and integration of acquired businesses;
■	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
■	acts of war or terrorism; and
■	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The Company cautions readers not to place undue reliance on forward-looking statements, which reflect analyses only as of the date of this release.  The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$78,085	$111,949
Investment securities	552,495	568,273
Restricted investments in bank stock	3,968	3,905
Loans and leases	1,728,509	1,686,555
Allowance for credit losses on loans	(18,975)	(18,806)
Premises and equipment, net	35,808	34,232
Life insurance cash surrender value	57,278	54,572
Goodwill and core deposit intangible	20,649	20,812
Other assets	42,828	41,667

Total assets	$2,500,645	$2,503,159

Liabilities
Non-interest-bearing deposits	$527,572	$536,143
Interest-bearing deposits	1,641,558	1,622,282
Total deposits	2,169,130	2,158,425
Short-term borrowings	98,120	117,000
Secured borrowings	7,237	7,372
Other liabilities	30,466	30,883
Total liabilities	2,304,953	2,313,680

Shareholders' equity	195,692	189,479

Total liabilities and shareholders' equity	$2,500,645	$2,503,159

Average Year-To-Date Balances:	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$56,619	$35,462
Investment securities	557,560	597,359
Restricted investments in bank stock	3,958	4,212
Loans and leases	1,702,133	1,635,286
Allowance for credit losses on loans	(19,092)	(18,680)
Premises and equipment, net	35,012	32,215
Life insurance cash surrender value	55,174	54,085
Goodwill and core deposit intangible	20,718	20,977
Other assets	41,916	44,180

Total assets	$2,453,998	$2,405,096

Liabilities
Non-interest-bearing deposits	$524,952	$558,962
Interest-bearing deposits	1,658,913	1,586,527
Total deposits	2,183,865	2,145,489
Short-term borrowings	41,215	49,860
Secured borrowings	7,302	7,489
Other liabilities	31,584	29,881
Total liabilities	2,263,966	2,232,719

Shareholders' equity	190,032	172,377

Total liabilities and shareholders' equity	$2,453,998	$2,405,096

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands)

	Three Months Ended		Six Months Ended
	Jun. 30, 2024	Jun. 30, 2023	Jun. 30, 2024	Jun. 30, 2023
Interest income
Loans and leases	$22,516	$19,703	$44,649	$38,721
Securities, interest-bearing cash and other	3,523	3,276	7,016	6,596

Total interest income	26,039	22,979	51,665	45,317

Interest expense
Deposits	(10,459)	(6,607)	(20,400)	(11,225)
Borrowings and debt	(463)	(890)	(1,204)	(1,585)

Total interest expense	(10,922)	(7,497)	(21,604)	(12,810)

Net interest income	15,117	15,482	30,061	32,507

Net benefit (provision) for credit losses on loans	(275)	(675)	(400)	(855)
Net benefit (provision) for credit losses on unfunded loan commitments	(140)	50	(90)	(175)
Non-interest income	4,615	4,535	9,188	9,023
Non-interest expense	(13,616)	(13,425)	(27,306)	(26,281)

Income before income taxes	5,701	5,967	11,453	14,219

(Provision) benefit for income taxes	(766)	(605)	(1,460)	(1,817)
Net income	$4,935	$5,362	$9,993	$12,402

	Three Months Ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Interest income
Loans and leases	$22,516	$22,133	$21,406	$20,502	$19,703
Securities, interest-bearing cash and other	3,523	3,492	3,434	3,176	3,276

Total interest income	26,039	25,625	24,840	23,678	22,979

Interest expense
Deposits	(10,459)	(9,941)	(9,232)	(8,488)	(6,607)
Borrowings and debt	(463)	(741)	(707)	(551)	(890)

Total interest expense	(10,922)	(10,682)	(9,939)	(9,039)	(7,497)

Net interest income	15,117	14,943	14,901	14,639	15,482

Net benefit (provision) for credit losses on loans	(275)	(125)	(111)	(525)	(675)
Net benefit (provision) for credit losses on unfunded loan commitments	(140)	50	65	275	50
Non-interest income (loss)	4,615	4,572	(1,944)	4,325	4,535
Non-interest expense	(13,616)	(13,689)	(12,804)	(12,784)	(13,425)

Income before income taxes	5,701	5,751	107	5,930	5,967

(Provision) benefit for income taxes	(766)	(694)	361	(590)	(605)
Net income	$4,935	$5,057	$468	$5,340	$5,362

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

At Period End:	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Assets
Cash and cash equivalents	$78,085	$72,733	$111,949	$110,471	$69,632
Investment securities	552,495	559,016	568,273	576,688	604,264
Restricted investments in bank stock	3,968	3,959	3,905	3,800	3,728
Loans and leases	1,728,509	1,697,299	1,686,555	1,647,552	1,631,472
Allowance for credit losses on loans	(18,975)	(18,886)	(18,806)	(18,757)	(18,350)
Premises and equipment, net	35,808	34,899	34,232	32,625	31,329
Life insurance cash surrender value	57,278	54,921	54,572	54,226	53,892
Goodwill and core deposit intangible	20,649	20,728	20,812	20,897	20,981
Other assets	42,828	44,227	41,667	49,318	44,284

Total assets	$2,500,645	$2,468,896	$2,503,159	$2,476,820	$2,441,232

Liabilities
Non-interest-bearing deposits	$527,572	$537,824	$536,143	$549,741	$582,473
Interest-bearing deposits	1,641,558	1,678,172	1,622,282	1,602,018	1,569,519
Total deposits	2,169,130	2,215,996	2,158,425	2,151,759	2,151,992
Short-term borrowings	98,120	25,000	117,000	124,000	76,111
Secured borrowings	7,237	7,299	7,372	7,439	7,498
Other liabilities	30,466	28,966	30,883	28,190	27,887
Total liabilities	2,304,953	2,277,261	2,313,680	2,311,388	2,263,488

Shareholders' equity	195,692	191,635	189,479	165,432	177,744

Total liabilities and shareholders' equity	$2,500,645	$2,468,896	$2,503,159	$2,476,820	$2,441,232

Average Quarterly Balances:	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Assets
Cash and cash equivalents	$58,351	$54,887	$42,176	$33,238	$37,125
Investment securities	551,445	563,674	558,423	598,604	610,009
Restricted investments in bank stock	3,983	3,934	3,854	3,763	3,834
Loans and leases	1,707,598	1,696,669	1,664,905	1,640,411	1,625,509
Allowance for credit losses on loans	(19,171)	(19,013)	(19,222)	(18,812)	(18,296)
Premises and equipment, net	35,433	34,591	33,629	31,746	31,989
Life insurance cash surrender value	55,552	54,796	54,449	54,110	53,782
Goodwill and core deposit intangible	20,677	20,759	20,844	20,930	21,018
Other assets	42,960	40,871	46,028	44,346	42,630

Total assets	$2,456,828	$2,451,168	$2,405,086	$2,408,336	$2,407,600

Liabilities
Non-interest-bearing deposits	$530,048	$519,856	$533,663	$548,682	$568,202
Interest-bearing deposits	1,670,211	1,647,615	1,616,826	1,607,793	1,561,412
Total deposits	2,200,259	2,167,471	2,150,489	2,156,475	2,129,614
Short-term borrowings	28,477	53,952	48,490	37,595	64,558
Secured borrowings	7,269	7,335	7,412	7,470	7,529
Other liabilities	30,734	32,434	30,745	29,638	29,479
Total liabilities	2,266,739	2,261,192	2,237,136	2,231,178	2,231,180

Shareholders' equity	190,089	189,976	167,950	177,158	176,420

Total liabilities and shareholders' equity	$2,456,828	$2,451,168	$2,405,086	$2,408,336	$2,407,600

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Financial Data

	Three Months Ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Selected returns and financial ratios
Basic earnings per share	$0.86	$0.88	$0.08	$0.94	$0.95
Diluted earnings per share	$0.86	$0.88	$0.08	$0.93	$0.94
Dividends per share	$0.38	$0.38	$0.38	$0.36	$0.36
Yield on interest-earning assets (FTE)*	4.58%	4.52%	4.36%	4.18%	4.12%
Cost of interest-bearing liabilities	2.58%	2.51%	2.36%	2.17%	1.84%
Cost of funds	1.96%	1.93%	1.79%	1.63%	1.37%
Net interest spread (FTE)*	2.00%	2.01%	2.00%	2.01%	2.28%
Net interest margin (FTE)*	2.71%	2.69%	2.66%	2.63%	2.82%
Return on average assets	0.81%	0.83%	0.08%	0.88%	0.89%
Pre-provision net revenue to average assets*	1.00%	0.96%	0.03%	1.02%	1.10%
Return on average equity	10.44%	10.71%	1.10%	11.96%	12.19%
Return on average tangible equity*	11.72%	12.02%	1.26%	13.56%	13.84%
Efficiency ratio (FTE)*	66.47%	67.56%	63.74%	65.01%	64.72%
Expense ratio	1.47%	1.50%	2.43%	1.39%	1.48%

	Six months ended
	Jun. 30, 2024	Jun. 30, 2023
Basic earnings per share	$1.74	$2.19
Diluted earnings per share	$1.73	$2.18
Dividends per share	$0.76	$0.72
Yield on interest-earning assets (FTE)*	4.55%	4.09%
Cost of interest-bearing liabilities	2.54%	1.59%
Cost of funds	1.95%	1.17%
Net interest spread (FTE)*	2.01%	2.50%
Net interest margin (FTE)*	2.70%	2.97%
Return on average assets	0.82%	1.04%
Pre-provision net revenue to average assets*	0.98%	1.28%
Return on average equity	10.57%	14.52%
Return on average tangible equity*	11.87%	16.55%
Efficiency ratio (FTE)*	67.01%	61.10%
Expense ratio	1.49%	1.45%

Other financial data	At period end:
(dollars in thousands except per share data)	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Assets under management	$906,861	$900,964	$876,287	$799,968	$840,068
Book value per share	$34.12	$33.41	$33.22	$29.04	$31.29
Tangible book value per share*	$30.52	$29.80	$29.57	$25.37	$27.59
Equity to assets	7.83%	7.76%	7.57%	6.68%	7.28%
Tangible common equity ratio*	7.06%	6.98%	6.79%	5.89%	6.48%
Allowance for credit losses on loans to:
Total loans	1.10%	1.11%	1.12%	1.14%	1.13%
Non-accrual loans	2.75x	5.31x	5.68x	6.24x	5.25x
Non-accrual loans to total loans	0.40%	0.21%	0.20%	0.18%	0.21%
Non-performing assets to total assets	0.28%	0.15%	0.13%	0.14%	0.15%
Net charge-offs to average total loans	0.03%	0.01%	0.04%	0.04%	0.05%

Fidelity Bank Capital Adequacy Ratios
Total risk-based capital ratio	14.69%	14.68%	14.57%	14.69%	14.65%
Common equity tier 1 risk-based capital ratio	13.52%	13.47%	13.32%	13.51%	13.46%
Tier 1 risk-based capital ratio	13.52%	13.47%	13.32%	13.51%	13.46%
Leverage ratio	9.30%	9.15%	9.08%	9.17%	9.04%

* Non-GAAP Financial Measures - see reconciliations below

FIDELITY D & D BANCORP, INC.

Reconciliations of Non-GAAP Financial Measures to GAAP

Reconciliations of Non-GAAP Measures to GAAP	Three Months Ended
(dollars in thousands, except per share data)	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$26,039	$25,625	$24,840	$23,678	$22,979
Adjustment to FTE	751	747	664	700	725
Interest income adjusted to FTE (non-GAAP)	26,790	26,372	25,504	24,378	23,704
Interest expense (GAAP)	10,922	10,682	9,939	9,039	7,497
Net interest income adjusted to FTE (non-GAAP)	$15,868	15,690	15,565	15,339	16,207

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$13,616	$13,689	$12,804	$12,784	$13,425

Net interest income (GAAP)	15,117	14,943	14,901	14,639	15,482
Plus: taxable equivalent adjustment	751	747	664	700	725
Non-interest income (GAAP)	4,615	4,572	(1,944)	4,325	4,535
Less: (Loss) gain on sales of securities	-	-	(6,467)	-	-
Net interest income (FTE) plus adjusted non-interest income (non-GAAP)	$20,483	$20,262	$20,088	$19,664	$20,742
Efficiency ratio (non-GAAP) (1)	66.48%	67.56%	63.74%	65.01%	64.72%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Tangible Book Value per Share/Tangible Common Equity Ratio (non-GAAP)
Total assets (GAAP)	$2,500,645	$2,468,896	$2,503,159	$2,476,820	$2,441,232
Less: Intangible assets	(20,649)	(20,728)	(20,812)	(20,897)	(20,981)
Tangible assets	2,479,996	2,448,168	2,482,347	2,455,923	2,420,251
Total shareholders' equity (GAAP)	195,692	191,635	189,479	165,432	177,744
Less: Intangible assets	(20,649)	(20,728)	(20,812)	(20,897)	(20,981)
Tangible common equity	175,043	170,907	168,667	144,535	156,763

Common shares outstanding, end of period	5,735,728	5,735,732	5,703,636	5,696,351	5,681,260
Tangible Common Book Value per Share	$30.52	$29.80	$29.57	$25.37	$27.59
Tangible Common Equity Ratio	7.06%	6.98%	6.79%	5.89%	6.48%

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$5,701	$5,751	$107	$5,930	$5,967
Plus: Provision for credit losses	415	75	47	250	625
Total pre-provision net revenue (non-GAAP)	6,116	5,826	154	6,180	6,592
Total (annualized) (non-GAAP)	$24,600	$23,432	$609	$24,517	$26,440

Average assets	$2,456,828	$2,451,168	$2,405,086	$2,408,336	$2,407,600
Pre-Provision Net Revenue to Average Assets (non-GAAP)	1.00%	0.96%	0.03%	1.02%	1.10%

Reconciliations of Non-GAAP Measures to GAAP	Six months ended
(dollars in thousands)	Jun. 30, 2024	Jun. 30, 2023
FTE net interest income (non-GAAP)
Interest income (GAAP)	$51,665	$45,317
Adjustment to FTE	1,497	1,485
Interest income adjusted to FTE (non-GAAP)	53,162	46,802
Interest expense (GAAP)	21,604	12,810
Net interest income adjusted to FTE (non-GAAP)	$31,558	33,992

Efficiency Ratio (non-GAAP)
Non-interest expenses (GAAP)	$27,306	$26,281

Net interest income (GAAP)	30,061	32,507
Plus: taxable equivalent adjustment	1,497	1,485
Non-interest income (GAAP)	9,188	9,023
Net interest income (FTE) plus non-interest income (non-GAAP)	$40,746	$43,015
Efficiency ratio (non-GAAP) (1)	67.01%	61.10%
(1) The reported efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense by the sum of net interest income, on an FTE basis, and adjusted non-interest (loss) income.

Pre-Provision Net Revenue to Average Assets
Income before taxes (GAAP)	$11,453	$14,219
Plus: Provision for credit losses	490	1,030
Total pre-provision net revenue (non-GAAP)	$11,943	$15,249
Total (annualized) (non-GAAP)	$23,951	$30,751

Average assets	$2,453,998	$2,403,455
Pre-Provision Net Revenue to Average Assets (non-GAAP)	0.98%	1.28%